UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ---------------------------

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 19, 1999

                          ---------------------------


                      WORLDTALK COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                            ------------------------

        0-27886                                               77-0303581
(Commission File Number)                       (IRS Employer Identification No.)

             5155 Old Ironsides Drive, Santa Clara, California 95054
               (Address of Principal Executive Offices) (Zip Code)

                                 (408) 567-1500
              (Registrant's Telephone Number, Including Area Code)

                           ---------------------------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS.

The Financing

On July 7, 1999, Worldtalk Communications Corporation, a Delaware corporation doing business as Worldtalk Corporation ("Registrant" or the "Company"), entered into an agreement for the sale of shares of Common Stock (the "Shares") and warrants for the purchase of Common Stock (the "Warrants") to certain affiliates of Hilal Capital Management LLC and others (the "Investors"). Under the agreement, the Shares and the Warrants were placed in escrow until certain conditions were satisfied, which occurred on July 19, 1999. On that date, a total of 3,333,334 Shares for a purchase price of $3.00 per share and Warrants for the purchase of up to 1,666,667 additional shares of Common Stock were delivered to the Investors. A total of $10,000,000 was raised as a result of the sale of the Shares and the Warrants (the "Financing").

The Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The Investors were provided with certain registration rights relating to the Shares and the Warrant Shares. Each Investor was also granted the right to participate in any new financing of the Company to the extent of the Investor's percentage ownership.

At the completion of the Financing on July 19, 1999, the Company had approximately 14,280,500 shares of Common Stock issued and outstanding. The Preferred Stock remains undesignated and, therefore, no shares of Preferred Stock are outstanding. The Investors as a group currently hold 23.3% of the issued and outstanding shares of Common Stock. The only Investor who holds more than 5% of the issued and outstanding Common Stock is Hilal Capital Associates LLC, with 8.37%. On a fully diluted basis, treating all warrants and options outstanding as if exercised, the Investors would hold approximately 27.1% of the issued and outstanding capital stock of the Company at the completion of the Financing.

The Nasdaq Stock Market Hearing

Representatives of the Company met with a Nasdaq Listing Qualifications Panel at a hearing on July 8, 1999 to discuss the Company's failure to meet The Nasdaq Stock Market's net tangible assets requirement for continued listing on the Nasdaq National Market. As a result of the hearing, the Financing and the filing of this Current Report on Form 8-K showing pro forma tangible net assets at June 30, 1999 of at least $11,500,000, the Company has been informed by The Nasdaq Stock Market that the Company's listing on the Nasdaq National Market will be continued.

                      Worldtalk Communications Corporation
                 Pro Forma Tangible Net Assets at June 30, 1999
                   (based on June 30, 1999 Balance Sheet Data)
                                   (unaudited)

June 30, 1999 Balance Sheet Data and Pro Forma Information

The following financial information is presented at the request of the Nasdaq Listing Qualifications Panel and is not required pursuant to Article 11, of Regulation S-X. The following is a presentation of the Company's June 30, 1999 balance sheet, with pro forma adjustments, treating the Financing as if it had been completed on that date and adjusting for any significant events or transactions that have occurred between June 30, 1999 and the date this Report is filed. This information should be read in conjunction with the financial information presented in the Company's Form 10-K Annual Report and Form 10-Q Quarterly Report currently on file with the Securities and Exchange Commission. The information presented below does not include all information required to be presented for a full understanding of the Company's financial results for the period ended June 30, 1999, which will be presented in the Form 10-Q to be filed with the Securities and Exchange Commission on or before August 16, 1999.

Basis of Presentation

The accompanying unaudited condensed consolidated balance sheet as of June 30, 1999 has been prepared on substantially the same basis as are the annual consolidated financial statements but does not include all disclosures required by generally accepted accounting principles.

Condensed Balance Sheet at June 30, 1999 (unaudited)

                                                             Actual    Pro Forma
                                                             ------    ---------
Assets                                                       (000's)     (000's)
--------------------------------------------------------
Cash and Investments ...................................     $ 2,592     $12,592

Accounts receivable, net ...............................       3,433       3,433

Prepaid expenses .......................................         765         765

Property and equipment .................................         850         850

Other assets ...........................................         465         465
                                                             -------     -------
                      Total assets .....................     $ 8,105     $18,105
                                                             =======     =======

Liabilities and Stockholder's Equity
--------------------------------------------------------
Accounts payable .......................................     $ 1,397     $ 1,497

Short-term debt ........................................         287         287

Other current liabilities ..............................       2,795       2,795

Deferred revenue .......................................       1,594       1,594

Lease obligations, long term and notes payable .........           6           6
                                                             -------     -------

Total liabilities ......................................       6,079       6,179

Stockholders' equity ...................................       2,026      11,926
                                                             -------     -------

      Total liabilities and stockholders' equity .......     $ 8,105     $18,105
                                                             =======     =======


Notes to Pro Forma Balance Sheet at June 30, 1999

The pro forma balance sheet at June 30, 1999 gives effect to the sale of 3,333,334 shares of Common Stock for a purchase price of $3.00 per share and the issuance of the Warrants, net of estimated issuance costs of $100,000.

Calculation of Net Tangible Assets (000's) (unaudited)

Pro Forma Stockholders' Equity at June 30, 1999 ...............        $ 11,926
Less Intangible Assets at June 30, 1999 .......................            (166)
                                                                       --------
Pro Forma Net Tangible Assets at June 30, 1999 ................        $ 11,760
                                                                       --------

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits

The following exhibits have been filed as a part of this Report on Form 8-K.

Exhibit 99.01 Securities Purchase Agreement entered into as of July 7, 1999 among the Company and the parties listed on the Schedule of Investors attached thereto, with form of Escrow Agreement attached.

Exhibit 99.02 Registration Rights Agreement entered into on July 7, 1999 among the Company and the Investors.

Exhibit 99.03     Form of Warrant issued as of July 7, 1999 to the Investors.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          WORLDTALK COMMUNICATIONS CORPORATION



Date: July 19, 1999                      /s/  James Heisch
---------------------------              ---------------------------------------
                                         James Heisch
                                         Vice President Finance,
                                         Chief Financial Officer, Treasurer and
                                         Secretary
                                         (Duly Authorized Officer and Principal
                                         Financial Officer)

Index to Exhibits

Exhibit No.       Description
-----------       -----------

99.01 Securities Purchase Agreement entered into as of July 7, 1999 among the Company and the parties listed on the Schedule of Investors attached thereto.

99.02 Registration Rights Agreement entered into on July 7, 1999 among the Company and the Investors.

99.03             Form of Warrant issued as of July 7, 1999 to the Investors.